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                                                                EX-99.B(j)(A)(2)

                       Consent of Independent Accountants

The Board of Trustees of
Wells Fargo Funds Trust:

We hereby consent to the incorporation by reference in this Registration Statement for Wells Fargo Funds Trust on Form N-1A of our report dated August 16, 2002, relating to the financial statements and financial highlights which appears in the June 30, 2002 Annual Report to Shareholders of Montgomery Emerging Markets Focus Fund, Montgomery Mid Cap Fund and Montgomery Small Cap Fund, and our report dated August 9, 2002, relating to the financial statements and financial highlights which appears in the June 30, 2002 Annual Report to Shareholders of the Montgomery Institutional Series: Emerging Markets Portfolio, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Francisco, California
May 30, 2003